DRAFT #11 FIRST QUARTER 2004 EARNINGS AND OUTLOOK ANALYST CONFERENCE CALL May 18, 2004 – 1:00 PM EST

FIRST QUARTER 2004

RESULTS AND OUTLOOK

May 18, 2004

TOM

Slide 1 –LOGO

Introduction – Good afternoon and thank you for participating in Millennium Chemicals’ analyst conference call and welcome to those participants on the Internet. Today we will cover results for the first quarter of 2004 and our outlook. Speakers include Jack Lushefski, our EVP and Chief Financial Officer, and myself, Thomas Van Valkenburgh, Manager of Investor Relations. Bob Lee, our President and Chief Executive Officer is also here for the Question and Answer portion of the call.

As we announced in the invitation to this conference call, you can view the slides and listen to our presentation live by accessing our website (www.millenniumchem.com) and clicking on the Investor Relations icon.

The slides available to our Internet participants are meant as an enhancement tool and they contain information which is either in our press release or which we will discuss during this presentation. The slides will automatically move forward during the presentation on your screen.

DISCLAIMER

The statements made on this conference call relating to matters that are not historical facts are forward-looking statements.  Our forward-looking statements are present expectations. Actual
events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings.
Please note we disclaim any obligation to update our forward-
looking statements.  In addition, any non-GAAP financial measure discussed in this presentation will be reconciled to the most directly comparable GAAP measure either in the presentation
itself or in information to be posted with our presentation
materials on our website.

Slide 2 –DISCLAIMER

Before we start, our lawyers asked me to preface with our safe harbor legal statement: The statements made on this conference call relating to matters that are not historical facts are forward-looking statements. Our forward-looking statements are present expectations. Actual events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings. Please note we disclaim any obligation to update our forward-looking statements. In addition, any non-GAAP financial measure discussed in this presentation will be reconciled to the most directly comparable GAAP measure either in the presentation itself or in information to be posted with our presentation materials on our website. In addition, in connection with the proposed business combination, Lyondell and Millennium have filed relevant materials with the SEC, including a registration statement containing a preliminary joint proxy statement/prospectus, which was filed on April 26, 2004. The definitive joint proxy statement/prospectus will be sent to holders of Lyondell’s and Millennium’s common stock when it becomes available. Investors and security holders are urged to read the preliminary joint proxy statement/prospectus on file with the SEC, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed by Lyondell or Millennium because they contain, or will contain, important information. Investors and security holders may obtain a free copy of the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus (when it becomes available) and other documents filed by Lyondell and Millennium with the SEC for free at the SEC’s web site at www.sec.gov. The preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus (when it becomes available) and the other documents filed by Millennium may also be obtained free from Millennium by calling Millennium’s Investor Relations department at (410) 229-8113.

The respective executive officers and directors of Lyondell and Millennium and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Lyondell’s executive officers and directors is available in its proxy statement filed with the SEC by Lyondell on March 16, 2004, and information regarding Millennium’s directors and its executive officers is available in Millennium’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on April 27, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and other relevant materials filed with the SEC and will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC.

Turning now to Millennium’s performance in the first quarter, Jack will begin and will cover the financials and I will cover TiO2, Acetyls, Specialties and Equistar. Then we will be glad to answer questions. Jack...

JACK

Thanks Tom.

FIRST QUARTER HIGHLIGHTS

TiO2

Operating income improved by $11 million

Global demand strong with positive price
momentum beginning

Acetyls

Margins steady despite higher raw material
costs

Equistar

Results positively impacted by higher average
prices and strong demand despite high, volatile
raw material and energy prices

Lower net debt

Slide 3 –1Q04 HIGHLIGHTS

Millennium reported a net loss for the first quarter of 2004 of $10 million. Operating income in the first quarter of 2004 for the Titanium Dioxide segment improved by $11 million compared to the fourth quarter of 2003, excluding the asset impairment charges in the fourth quarter of $103 million associated primarily with the writedown of property, plant, and equipment at our Le Havre, France TiO2 plant. Global demand for titanium dioxide was very strong in the first quarter of 2004 with positive pricing momentum beginning in almost all major markets. Margins for our Acetyls business were in line with the fourth quarter of 2003 despite higher raw material costs, in particular natural gas. Equistar’s results were positively impacted by higher average prices and strong demand. In addition, Millennium lowered its net debt by $34 million during the quarter. This is extremely important since debt reduction is our highest priority this year. Tom will discuss individual business segment performance in more detail when I complete my comments.

QUARTERLY GAAP RECONCILIATION

$mn, except per share amounts

1Q04

1Q03

 Net

  Per

 Net

  Per

Loss

Share

Loss

Share

Reported GAAP

(10)

(0.16)

  (27)

 (0.43)

Increase in legacy liabilities

4

0.06

-

-

Combination costs

2

0.03

-

-

Reorganization costs

1

0.02

-

-

Company’s share of Equistar’s

loss on sale of assets

-

-

3

0.05

Cumulative effect of

accounting change for asset

retirement obligations

-

-

1

0.02

As adjusted

(3)

 (0.05)

  (23)

(0.36)

Slide 4 –QUARTERLY GAAP RECONCILIATION

Moving to next slide …this slide provides a reconciliation from our reported GAAP net loss to the adjusted loss we provide and will discuss on a subsequent slide. Increase in legacy liabilities, professional fees related to our proposed combination with Lyondell and reorganization costs related to the cost reduction program announced in July 2003 are highlighted as reconciling items for the first quarter of 2004.

ADJUSTED PROFIT AND LOSS
SUMMARY

$mn, except per share amounts

1Q

04

03

Operating profit

23

27

Interest

(25)

(22)

Equistar

2

(39)

Other/minority interest

(2)

(3)

Pre-tax loss

(2)

(37)

Tax (provision) benefit

(1)

14

Adj. net loss

(3)

(23)

Adj. loss per share

 (0.05)

(0.36)

Slide 5 –ADJUSTED PROFIT AND LOSS SUMMARY

Let’s now move on and discuss Millennium’s Adjusted Profit and Loss Summary slide, which provides abbreviated Statements of Operations to arrive at an adjusted net loss after exclusion of certain designated items. Table V in our press release provides a reconciliation from these figures to reported GAAP results detailing each reconciling item on an after-tax basis similar to our last slide.

Adjusted operating profit for the first quarter of 2004 was $23 million, down $4 million from the first quarter of last year, and up $15 million from what was earned in the fourth quarter of 2003.

First quarter net interest expense was $25 million, up $3 million from the expense level for the first quarter of 2003 and up $1 million from the fourth quarter of 2003.

Our share of Equistar’s operations, on an after interest basis, generated equity earnings of $2 million in the first quarter of 2004 compared to an adjusted equity loss of $39 million in the first quarter of 2003.

The adjusted net loss after tax for the quarter was $3 million or 5 cents per share versus a net loss of $23 million or 36 cents per share for the first quarter of 2003.

NET DEBT

$mn

3/04

12/03

Change

Debt

1,420

1,467

Less cash

196

209

Net debt

1,224

1,258

(34)

Slide 6 –NET DEBT

Turning to our balance sheet and cash flow. Net debt at the end of the first quarter was $1.224 billion, a balance that is $34 million less than the balance at the end of the fourth quarter of 2003. The $34 million reduction in net debt during the first quarter of 2004 was primarily due to a decrease of $22 million in trade working capital and a fairly low level of capital expenditure. Cash balances totaled $196 million at the end of March and together with our revolving credit facility availability provided Millennium with a significant amount of liquidity.

In the first quarter of 2004, the Company repatriated cash of approximately $107 million from Australia and Europe to the US. This cash was used to reduce outstanding borrowings under the Company’s Credit Agreement and for general corporate purposes. At the end of the first quarter of 2004, the Company had $21 million of outstanding undrawn letters of credit and no outstanding borrowings under the Credit Agreement and accordingly had $129 million of unused availability under this facility.

CHANGE IN NET DEBT

$mn

1Q04

Operating income

13

Asset impairment charges

3

Depreciation and amortization

24

Interest payments

(1)

Capital spending

(10)

Trade working capital

 22

Other assets/liabilities

 (17)

Decrease in net debt

 34

Slide 7 –CHANGE IN NET DEBT

The next slide details our change in net debt during the first quarter of 2004.

Depreciation and amortization expense in the first quarter was $24 million compared to $27 million in the first quarter of 2003. The lower depreciation and amortization charge was primarily due to the write down of property, plant, and equipment at the Company’s Le Havre TiO2 manufacturing plant in the fourth quarter of 2003. Asset impairment charges recorded in the first quarter of 2004 reflect the write-off of capital spending at the Le Havre TiO2 manufacturing plant during the quarter due to the impairment in value.

Interest payments were negligible during the quarter and as I previously said, capital expenditures were low.

Trade working capital defined as accounts receivable plus inventories less accounts payable contributed cash for the quarter of $22 million. TiO2 finished goods units decreased by approximately 5 percent in the first quarter of 2004 and Millennium’s average days of finished goods inventory was about 60 days. Raw material inventory also declined.

The use of cash for other assets and liabilities represents cash used to fund pension trusts, retiree health care, annual insurance premiums and other long-term liabilities.

109
110
97
71
48
60
1999
2000
2001
2002
2003
2004(E)

CAPITAL EXPENDITURES

$mn

Slide 8 –CAPITAL EXPENDITURES

I’ll close with a slide showing the history of capital spending and an estimate of that figure for 2004.

Capital spending in the first quarter of 2004 was $10 million compared to $8 million in the first quarter of 2003 and $19 million in the fourth quarter of 2003. We will continue to control capital spending and full year capital spending for 2004 is expected to be approximately $60 million.

Now, I’ll turn it over to Tom who will discuss some details about performance in our business segments and at Equistar.

TOM

Thanks Jack.

TITANIUM DIOXIDE
Operating Income

$mn

* Excludes $103 million of asset impairment charges.

17

21

23

7

1*

12

Slide 9 – TiO2 OPERATING INCOME

The Titanium Dioxide (TiO2) segment reported first quarter 2004 operating income of $12 million, compared to $21 million in the first quarter last year and $1 million of operating income in the fourth quarter of 2003. The fourth quarter 2003 operating income excludes the $103 million of asset impairment charges. The sequential increase from the fourth quarter of 2003 to the first quarter of 2004 was due primarily to both higher sales volume and lower costs of goods sold.

Millennium Chemicals

120
110
100
90
80
Price index
1Q95
3Q95
1Q96
3Q96
1Q97
3Q97
1Q98
3Q98
1Q99
3Q99
1Q00
3Q00
1Q01
3Q01
1Q02
3Q02
1Q03
3Q03
1Q04

TITANIUM DIOXIDE
Global Price Trend

price in US$

Slide 10 – TiO2 GLOBAL PRICE TREND

In US dollar terms, the average global first quarter price was similar to both last year’s first quarter and the fourth quarter of 2003. In local currencies, average first quarter prices decreased 7 percent from last year’s first quarter and decreased 3 percent from the fourth quarter of 2003. Local European prices were down as a result of weaker economic conditions during the quarter compared to the other regions of the world and were the primary contributor to the decline. The price increases that were announced in the first quarter of 2004 are being phased in through the second quarter of 2004.

TITANIUM DIOXIDE
Global Sales Volume

(thousand metric tons)

171

161

142

145

145

149

152

167

Slide 11 – TiO2 GLOBAL SALES VOLUME

First quarter 2004 TiO2 sales volume of 167,000 metric tons increased 15 percent from the first quarter of last year and increased 11 percent from the fourth quarter of 2003. Millennium estimates that the total global TiO2 market increased 3% to 5% versus the first quarter last year. Improved global economic conditions primarily account for the increased demand. The Company’s TiO2 market share increased, which is consistent with the Company’s objective of offering leading market performance products and being price competitive in all markets to regain market share lost over the last few years. Asia Pacific represented the Company’s largest percent sales volume growth region in the first quarter of 2004 compared to the first quarter last year.

Millennium Chemicals

100
95
90
85
80
75
% of capacity
2Q01
3Q01
4Q01
1Q02
2Q02
3Q02
4Q02
1Q03
2Q03
3Q03
4Q03
1Q04

TITANIUM DIOXIDE
Average Global Operating Rate

Based on capacity of 690,000 metric tons

Slide 12 – TiO2 AVERAGE GLOBAL OPERATING RATE

The first quarter 2004 TiO2 plant production operating rate was 93 percent of annual nameplate capacity of 690,000 metric tons compared to an operating rate of 88 percent in both last year’s first quarter and the fourth quarter of 2003. The decrease in nameplate capacity to 670,000 metric tons will occur in the second quarter and is primarily related to a rationalization of production equipment at the Company’s Le Havre manufacturing plant, partially offset by increases in capacity at both the Company’s Ashtabula, Ohio and Australian chloride plants.

Higher seasonal demand expected

Improved local currency pricing expected

Lower production volume expected

TITANIUM DIOXIDE
Outlook

Slide 13 – TiO2 OUTLOOK

Seasonally higher sales volume and improved local currency pricing is expected in the second quarter of 2004. The Company expects higher prices as a result of implementing previous price increase announcements. However, lower production volume due to scheduled maintenance downtime at several plants is expected to increase cost of goods produced.

ACETYLS
First Quarter Highlights

1Q04 vs 1Q03

1Q04 vs 4Q03

Operating income $9 million

VAM and acetic acid (aggregate)

Volume

8%

3%

Price

4%

4%

Slide 14 – ACETYLS FIRST QUARTER HIGHLIGHTS

The Acetyls segment reported first quarter 2004 operating income of $9 million compared to $7 million in the first quarter of last year and $9 million in the fourth quarter of 2003.

In the aggregate, the weighted-average US dollar price for VAM and acetic acid in the first quarter of 2004 increased 4 percent from prices both in the first quarter of 2003 and in the fourth quarter of 2003. Aggregate sales volume for VAM and acetic acid in the first quarter increased 8 percent from the first quarter of 2003 and increased 3 percent from the fourth quarter of 2003.

ACETYLS
Outlook

Sales volume expected to be similar

Local currency sales prices expected to be slightly
higher

Scheduled maintenance shutdowns will reduce
production volume

Higher feedstock costs may compress margins

Slide 15 – ACETYLS OUTLOOK

Sales volume is expected to be similar to the first quarter of 2004 and local currency sales prices are expected to be slightly higher than the first quarter of 2004. Scheduled maintenance shutdowns will also reduce production in the Acetyls segment and higher natural gas costs may compress margins.

SPECIALTY CHEMICALS
First Quarter Highlights and Outlook

1Q04 vs 1Q03

1Q04 vs 4Q03

Operating income of $2 million

Volume

8%

21%

Price

(4) %

(4) %

Business conditions expected to be similar to 1Q04

Slide 16 – SPECIALTY FIRST QUARTER HIGHLIGHTS and OUTLOOK

The Specialty Chemicals segment reported first quarter 2004 operating income of $2 million compared to operating income of $2 million in the first quarter of 2003 and an operating loss of $1 million in the fourth quarter of 2003.

Sales volume increased 8 percent from the first quarter of 2003 and was 21 percent higher than the fourth quarter of 2003 due to seasonal demand. Average selling prices decreased 4 percent compared to both the first quarter of 2003 and the fourth quarter of 2003, primarily due to changes in product mix.

Business conditions in the second quarter of 2004 are expected to be similar to the first quarter of 2004.

EQUISTAR
First Quarter Highlights

Equity income of $2 million

Results positively impacted by improving
economic conditions and tight supply/demand
balances in several products

High, volatile raw material and energy prices
more than offset by price increases in ethylene,
ethylene derivatives and co-products

Slide 17 – EQUISTAR FIRST QUARTER HIGHLIGHTS

Millennium’s 29.5 percent stake in Equistar generated equity earnings on investment of $2 million in the first quarter of 2004 compared to an equity loss of $43 million in the first quarter of 2003 and a $31 million equity loss in the fourth quarter of 2003. Improving economic conditions and tight supply/demand balances in several of Equistar’s products contributed to improved results during the quarter.

Compared to the first quarter of 2003, the first quarter of 2004 results improved significantly due to the average prices for ethylene and ethylene derivatives increasing by approximately 3 cents per pound. Equistar’s combined ethylene and ethylene derivative sales volumes increased by approximately 5 percent.

Compared to the fourth quarter of 2003, the first quarter of 2004 results improved significantly as ethylene and ethylene derivative (ethylene oxygenates and polyethylene) prices averaged 2 cents per pound to 3.5 cents per pound higher than during the fourth quarter. Price increases in Equistar products more than offset the impact of rising raw material costs, driven by average crude oil prices that were $4 per barrel higher in the first quarter 2004 versus the fourth quarter 2003. Significantly higher co-product (propylene, benzene, and fuels) prices more than offset the impact of an increase of approximately $100 million in crude-oil-based liquid raw material costs for all of Equistar. Ethylene and ethylene derivative volumes were relatively unchanged versus the fourth quarter of 2003.

EQUISTAR
Outlook

Volatility of crude oil and natural gas prices

creating uncertainties for near-term margins

Improving supply/demand balance

Positive business conditions if economic growth

continues and energy prices stabilize

Slide 18 – EQUISTAR OUTLOOK

The level and volatility of crude oil and natural gas prices continue to negatively impact the industry, creating uncertainties for both near-term product margins and demand. Although Equistar continues to face raw material price uncertainties, improving industry conditions have enabled Equistar to deal with this volatility more successfully than during the past three years. If Equistar continues to experience solid global economic growth and some stabilization of energy prices, Equistar’s business could enjoy very positive conditions later in the year.

Slide 19 – LOGO

Before I turn the call over to your questions, I need to remind you that the Millennium and Lyondell proposed business combination has not closed. We purposely have not discussed the Millennium and Lyondell combination during this call. We are also very limited in terms of the breadth and depth of discussion that we can have regarding the proposed business combination. Therefore, I apologize in advance if we have to respond to some of your questions with a very minimal answer or even by saying that we can’t comment at this time. This now concludes the formal part of the presentation. Thanks for your attention, and now we’d be happy to take your questions.

AFTER QUESTIONS & ANSWERS

TOM

If you were unable to hear the entire call, playback will be available until Tuesday, May 25, by calling 973-341-3080; reservation #4785295 and you can access the speech and slides on the Internet at http://www.millenniumchem.com. Thanks for listening, and if you have further questions please call 410-229-8113.